Exhibit 10.15

July 30, 2015

Christopher D. Brady

Chart Acquisition Corp.

c/o The Chart Group, L.P.

555 Fifth Avenue, 19th Floor

New York, New York 10017

Re: Waiver

Dear Mr. Brady:

Reference is made to that certain Third Amended and Restated Warrant Agreement (the “Agreement”) dated June 11, 2015, by and between Chart Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company. Pursuant to Section 4.4 of the Agreement, in the event of a Fundamental Transaction, the Company is obligated to purchase the Warrants held by a Registered Holder (if so requested) for cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of such Warrant on the date of such Fundamental Transaction (the “Repurchase Right”). All capitalized terms not defined herein shall have the meaning specified to them in the Agreement.

Each of the undersigned, on its own behalf and on behalf of its successors, transferees and assigns, hereby agrees, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, (i) to waive the Repurchase Right as set forth in the Agreement for the number of Warrants set forth opposite its name on Exhibit A (the “Subject Warrants”) and (ii) not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, any of the Subject Warrants unless the transferee enters into a written agreement with the parties hereto agreeing to be bound by the terms of this waiver.

Except as expressly set forth herein, this waiver shall not be deemed to be a waiver, amendment or modification of any provisions of the Agreement or of any right, power or remedy of the undersigned, nor shall it constitute a waiver of any provision of any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.

Please confirm that the foregoing is in accordance with your understanding of our agreement by signing and returning to us a copy of this letter. This letter may be executed in counterparts and by facsimile or other electronic transmission.

[Signature page follows]

Very truly yours,

CHART ACQUISITION GROUP LLC

By:	/s/ Christopher D. Brady
Name: Christopher D. Brady
Title:

/s/ Joseph R. Wright
JOSEPH R. WRIGHT

COWEN INVESTMENTS LLC

By:	/s/ Owen Littman
Name: Owen Littman
Title: Authorized Signatory

AGREED TO AND ACCEPTED AS
OF THE 30th DAY OF JULY, 2015:

CHART ACQUISITION CORP.

By:	/s/ Christopher D. Brady
Name:	Christopher D. Brady
Title:	President

Signature Page to Warrant Agreement Waiver

Exhibit A

Subject Warrants

Name	Number of Subject Warrants
Chart Acquisition Group LLC	1,921,933
Joseph R. Wright	103,884
Cowen Investments LLC	1,090,824